Amarantus Bioscience Holdings Announces $3M Solicitation of Previously Issued Warrants

San Francisco CA, February 18, 2014 – Amarantus Bioscience Holdings, Inc. (OTCQB: AMBS), a biotechnology company focused on the discovery and development of novel diagnostics and therapeutics related to endoplasmic reticulum stress, cell cycle dysregulation, neurodegeneration and apoptosis, today announced that it has entered into definitive agreements with certain existing shareholders whom are accredited investors and participated in the previously announced $3M convertible note and warrant financing. The agreements call for such investors to deliver gross proceeds of $3M to the Company in exchange for the exercise of warrants for 50 million common shares of Amarantus. The solicitation was oversubscribed.

In exchange for exercising their warrants (the “Old Warrants”), the investors will receive warrants to purchase three shares of common stock at an exercise price of $0.12 (the “New Warrants”) for every four warrants exercised.

The Company may call for the forced exercise of the New Warrants in the event the shares of the Company's common stock trade at or above $0.18/share (or split-adjusted equivalent thereof) at the time the Company is listed on a national exchange or for a period of 20 consecutive trading days, subject to customary equity conditions. All of the investors remain subject to 'no shorting' provisions. Total proceeds resulting from the cash exercise of all of the New Warrants will equal $4.5M.

The Old Warrants that remain outstanding are subject to force exercise features if the Company’s common stock trades at or above $0.10/share for a period of 20 consecutive trading days. This additional forced exercise would yield approximately $2M of cash exercise proceeds to the Company.

The closing of the transaction is subject to the satisfaction of customary closing conditions and is expected to occur on or before March 7, 2014.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About Amarantus

Amarantus is a biotechnology company developing treatments and diagnostics for diseases associated with neurodegeneration and protein misfolding-related apoptosis. The Company has licensed Eltoprazine (“Eltoprazine”), a phase 2b ready indication for Parkinson’s Levodopa induced dyskinesia and Adult ADHD. The Company has an exclusive worldwide license to the Lymphocyte Proliferation test (“LymPro Test®”) for Alzheimer’s disease and owns the intellectual property rights to a therapeutic protein known as Mesencephalic-Astrocyte-derived Neurotrophic Factor ("MANF") and is developing MANF-based products as treatments for brain disorders. Amarantus is a Founding Member of the Coalition for Concussion Treatment (#C4CT), a movement initiated in collaboration with Brewer Sports International seeking to raise awareness of new treatments in development for concussions and nervous-system disorders. The Company also owns intellectual property for the diagnosis of Parkinson's disease (“NuroPro”) and the discovery of neurotrophic factors (“PhenoGuard”). For further information please visit www.Amarantus.com, or connect with the Company on Facebook, LinkedIn, Twitter and Google+.

Investor/Media Contacts

Aimee Boutcher, Director of Investor Relations

Amarantus Bioscience Holdings, Inc.

408-737-2734 x 101

ir@amarantus.com

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